SCHEDULE 14A INFORMATION

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Avanex Corporation

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Legal Disclaimer

This presentation contains forward-looking statements, including forward-looking statements regarding the amount and timing of synergies and cost reductions that may be achieved in connection with the acquisitions, the strength of the company’s balance sheet following the acquisitions, sales opportunities, competitive position, product offerings, prevailing market conditions and the company’s ability to successfully fulfill its customers’ needs. Actual results could differ materially from those projected in or contemplated by the forward-looking statements. Factors that could cause actual results to differ include the possibility that the acquisitions may not close, the failure by the company to retain key employees, the failure of the company to manage the cost of integrating the businesses and assets being acquired, general economic conditions, the pace of spending and timing of economic recovery in the telecommunications industry and in particular the optical networks industry, the company’s inability to sufficiently anticipate market needs and develop products and product enhancements that achieve market acceptance and higher than anticipated expenses the company may incur in future quarters. In addition, please refer to the risk factors contained in Avanex’s SEC filings including, without limitation, Avanex’s most recent Quarterly Report on Form 10-Q filed with the SEC on May 9, 2003.

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Legal Disclaimer

Additional information about the acquisitions and where to find it

Avanex will file a proxy statement describing the transaction with the United States Securities and Exchange Commission (“SEC”). In addition, Avanex will file other information and documents concerning the transaction and its business with the SEC. WE URGE INVESTORS IN THE COMMON STOCK OF AVANEX TO REVIEW THE PROXY STATEMENT AND OTHER INFORMATION TO BE FILED WITH THE SEC BECAUSE THEY WILL CONTAIN IMPORTANT INFORMATION. These documents will be available without charge on the SEC’s web site at www.sec.gov and may be obtained without charge from the SEC at telephone number 800-SEC-0330. INVESTORS SHOULD READ THE PROXY STATEMENT CAREFULLY BEFORE MAKING ANY VOTING OR INVESTMENT DECISIONS.

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Legal Disclaimer

Avanex’s executive officers and directors may be deemed to be participants in the solicitation of proxies from the stockholders of Avanex in favor of the share issuances in connection with the acquisitions. A description of the interests of Avanex’s executive officers and directors in Avanex is set forth in the proxy statement for Avanex’s 2002 Annual Meeting of Stockholders, which was filed with the SEC on September 23, 2002. Investors and security holders may obtain more detailed information regarding the direct and indirect interests of Avanex’s executive officers and directors in the acquisitions by reading the proxy statement filed with the SEC when it becomes available.

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Avanex Announces Strategic Acquisitions

Combination of three industry leaders forms a powerful new source for providing solutions to the optical layer
Avanex Corporation
Corning Optical Components
Alcatel Optronics

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Acquisitions Achieve Our Vision

The acquisitions of these businesses follow our
    vision to be the leading provider of optical
    solutions for our customers

  We expect to become a one-stop shop for optical subsystems, modules and components to facilitate our customers’ needs
  We expect to increase our ability to supply intelligent photonics solutions to our customers covering a wide-range of applications

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Transaction Rationale

Combine 3 key players – create a top tier optical components supplier Emerge as survivor of Telecom downturn

Offer comprehensive product line Actives and Passives Discretes, Modules and Integrated Subsystems Transmission, Amplification, Switching & Routing, and Photonic Processing

Expanded customer base – global scope and reach Strong relationships with leading OEMs & carriers Supply contract from Alcatel Well positioned for “short list” of suppliers

Increased revenue scale Cost synergies resulting from Rationalization of facilities Consolidation of functional activities Strong financial position
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Key Terms of the Transaction

100% equity of Alcatel’s optical components division in exchange for stock Certain optical components assets of Corning for stock

Existing Avanex shareholders: 55% Alcatel: 28% Corning: 17%

Chairman and CEO: Walter Alessandrini Other positions to be announced in the future

Greater than $100 million expected from Alcatel Greater than $20 million expected from Corning

Supply agreement with Alcatel Purchase agreement with Corning Alcatel and Corning to assign approximately 1400 patents and to license, collectively, several thousand additional patents

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Alcatel Optronics Overview

  Optical components subsidiary of Alcatel SA
  Manufactures optical components, modules and integrated subsystems for use in terrestrial and submarine optical networks
  Products include lasers and detectors, pumps, FBGs, PLCs, transponders and amplifiers
  Headquartered in Nozay, France
  Approximately 950 employees today

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Alcatel Optronics Facilities

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Alcatel Optronics Products
Comprehensive product line: Transmission and Amplification Actives and Passives Discretes, Modules and Integrated Subsystems

Laser Detector Modules	Pumps and Amplifiers

FBGs and PLCs	Transponders

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Alcatel Optronics Major Customers
Primary optical components supplier to Alcatel Strong presence worldwide

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Corning Photonic Technologies Overview

  Optical components division of Corning Inc.
  Manufactures optical components, modules and integrated subsystems for use in long-haul and metropolitan networks
  Products include amplifiers, pump lasers, dispersion compensation modules, micro-optics and modulators
  Headquartered in Corning, NY
  625 employees

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Corning Photonic Technologies Facilities

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Corning’s Optical Components Assets Products

Amplifiers	Dispersion Compensation Modules	Modulators

Innovator and technology leader in amplifiers and fiber-based dispersion compensation modules

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Corning Photonic Technologies Major Customers

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Combined Company Overview

  Avanex will be a leading provider of optical components to carriers and equipment vendors
  The Company will offer a broad range of active and passive optical components
  Active components include lasers, detectors, pumps and modulators
  Passive components include interleavers, fiber Bragg gratings and dispersion compensation modules
  Integrated subsystems include amplifiers, transponders and thin-film filter-based modules
  A facility in Fremont, CA and manufacturing and R&D facilities in Erwin Park, NY; Nozay and Lannion, France, Livingston, U.K., and Milan, Italy
  Target structure of over 1000 employees worldwide

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Combined Company Facilities

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Expanded Customer Base

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Supply Agreement with Alcatel

Alcatel is among the top 3 optical systems vendors wordwide Alcatel has agreed to purchase optical solutions from Avanex for a three year period

Source: Dell ‘Oro. (1) Includes DWDM, SONET/SDH and Optical Switching.

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Product Integration Strategy

DISCRETES

PowerMux
MODULES

PowerShaper
PowerExchanger	INTEGRATED SUBSYSTEMS

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Technology Footprint

Comprehensive intellectual property and core expertise in fiber optics

		Today	Tomorrow

Actives

Lasers
Detectors
Modulators
Pumps

Passives

Thin Film Filters
FBG Filters
Planar (AWG)
DCMs
MEMs

Subsystems

Transponders
Amplifiers
Intelligent Photonic Solutions

	No Presence	Strong Presence

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Combined Patent Portfolio

  Large portfolio of patents
    More than 1,500 patents
    We estimate that thousands of patents will be licensed from both Corning & Alcatel relating to optical technologies
  Very broad range of patents
    Patents covering passive optics, active optics, integration, interfaces & software, test & measurement, product packaging and manufacturing

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Financial Overview
  Combined companies had quarterly sales of roughly $25 million in the March quarter
  Significant cost savings expected in 2003-2004 timeframe to reduce burn rate and improve bottom line
  Estimated cash balance of more than $250 million at closing to fund operations and restructuring
  Minimal debt

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Avanex To Be Top-Tier Supplier
Systems vendors consolidating supply – well positioned for ‘short list’ of suppliers Combined company projected to be in top three in global market share

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Timetable
We expect to close the transactions in Avanex’s first fiscal quarter ending September 2003

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